Exhibit 10.14

March 13, 2012

Mr. Harrison J. Perrine

P.O. Box 1558

Norfolk, VA 23501

Re: Formation of Wheeler Real Estate Investment Trust, Inc.

Dear Harrison:

This letter agreement (this “Letter Agreement”) will serve to memorialize the legally binding agreement by and between you and me regarding the matters described below.

WHEREAS, Plume Street Financial, LLC (the “Company”) is the sole Managing Member of Lumber River Management, LLC, a Virginia limited liability company (“Lumber River Management”);

WHEREAS, Lumber River Management is the sole Managing Member of Lumber River Associates, LLC, a Virginia limited liability company (“Lumber River Associates” and together with Lumber River Management, the “Lumber River Entities”);

WHEREAS, the Company is the sole Managing Member of Perimeter Management, LLC, a Virginia limited liability company (“Perimeter Management”);

WHEREAS, Perimeter Management is the sole Managing Member of Perimeter Associates, LLC, a Virginia limited liability company (“Perimeter Associates” and together with Perimeter Management, the “Perimeter Entities”);

WHEREAS, the Company is the sole Managing Member of Tuckernuck Management, LLC, a Virginia limited liability company (“Tuckernuck Management”);

WHEREAS, Tuckernuck Management is the sole Managing Member of Tuckernuck Associates, LLC, a Virginia limited liability company (“Tuckernuck Associates” and together with Tuckernuck Management, the “Tuckernuck Entities”);

WHEREAS, the undersigned believe that it is in the best interests of the Company that Jon S. Wheeler and Harrison J. Perrine agree to act on behalf of the Company as a group, including voting in concert, with respect to matters involving the Lumber River Entities, the Perimeter Entities and the Tuckernuck Entities and the formation of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “REIT”), and transactions related thereto (the “REIT Formation”); and

WHEREAS, the undersigned believe that it is in the best interests of the Company that Jon S. Wheeler be empowered and directed to act on behalf of the Company, including by voting any equity interests owned or controlled by the Company and acting as signatory for the Company, with respect to matters involving the REIT Formation.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, we, intending legally to be bound, hereby agree as follows:

1. Jon S. Wheeler and Harrison J. Perrine agree to act as a group, including voting in concert, with respect to all Company matters involving the REIT Formation, including, but not limited to the contribution to the operating partnership of the REIT of (a) the interests owned by the Company in Lumber River Management, (b) the interests owned by Lumber River Management in Lumber River Associates, (c) the interests owned by Tuckernuck Management in Tuckernuck Associates, and (c) the interests owned by Perimeter Management in Perimeter Associates.

2. Jon S. Wheeler is directed to act on behalf of the Company, including by voting of any equity interests owned or controlled by the Company and acting as signatory for the Company, with respect to matters involving the REIT Formation

Please acknowledge your agreement with the terms of this Letter Agreement by countersigning below and returning an executed copy to me.

Sincerely,

JON. S. WHEELER

/S/ JON S. WHEELER

Acknowledged and Agreed:

HARRISON J. PERRINE

/S/ HARRISON J. PERRINE